EXHIBIT 10.1

EXECUTIVE CONSULTING AGREEMENT

THIS AT-WILL EXECUTIVE CONSULTING AGREEMENT (this “Agreement”), dated as of June 22, 2018, and effective as of June 11, 2018 (the “Effective Date”), is entered into by and between RenovaCare, Inc. (the “Company”), and Vector Asset Management, Inc., a British Columbia, Canada corporation (“Consultant”). The Company and the Consultant are sometimes collectively referred to as the “Parties” and individually as a “Party” or “Executive”.

RECITAL

The Company wishes to engage Consultant to provide consulting services on the terms set forth on Exhibit A, attached hereto and incorporated herein, and Consultant is willing to provide such services on such terms.

NOW, THEREFORE, IT IS AGREED:

1. Duties and Services. Consultant shall provide such consulting services as described on Exhibit A, and such other services as may be mutually agreed upon by the parties from time to time (the “Services”). Performance of the Services shall be governed by the terms and conditions of this Agreement.

2. Term and Termination. Anything herein to the contrary notwithstanding, Consultant’s engagement as a consultant with and by the Company is an “at-will engagement” arrangement and may be terminated by the Consultant or the Company at any time, with or without cause, and for any reason whatsoever, upon five days written notice. This Agreement does not and shall not be construed as a guarantee of continued employment of Executive (as defined in Exhibit A) by the Company for any period of time.

3. Compensation. As compensation for the Services to be provided hereunder, and conditioned upon Consultant’s performance of such services, Consultant shall be entitled to fees as set forth on Exhibit B attached hereto and incorporated herein.

4. Independent Contractor. Consultant’s and Executive’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Accordingly, Consultant will not be entitled to any of the benefits that Company may make available to its employees; and Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

5. Inventions.

(a) Company Inventions. All designs, artwork, improvements, inventions, works of authorship, information fixed in any tangible medium of expression, moral rights, trademarks, know-how, ideas, and all other subject matter protectable under patent, copyright moral right, mask work, trademark, Trade Secret (as defined below) or other laws (“Inventions”), made, conceived or developed by Consultant, alone or with others, which result from the Services or any other services provided by Consultant from the first day of engagement by the Company, together with all related intellectual property rights, shall be the sole property of the Company (“Company Inventions”). For purposes of this Executive Consulting Agreement the term “Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

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(b) Out-of-Scope Inventions. If Consultant incorporates any Inventions relating in any way to the Company’s business or demonstrably anticipated research or development that were conceived, reduced to practice, created, derived, developed or made by Consultant either outside the scope of Consultant’s Services for the Company under this Agreement or prior to the execution of this Agreement (collectively, the “Out-of-Scope Inventions”) into any of the Company Inventions, Consultant hereby grants to the Company a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, Trade Secret and other intellectual property rights relating to any Out-of-Scope Inventions that Consultant incorporates, or permits to be incorporated, in any Company Inventions. Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Inventions conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Inventions into any Company Inventions without the Company’s prior written consent.

(c) Assignment, Disclosure and Assistance. Consultant agrees to promptly disclose to the Company every Company Invention. Consultant hereby assigns and agrees to assign to the Company or its designee its entire right, title and interest worldwide in all such Company Inventions and any associated intellectual property rights. Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit patents, copyrights, maskworks, and other property rights in such Company Inventions in any and all countries, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement. Subject to the requirements of applicable state law, the provisions of this Agreement requiring assignment of inventions to Company do not apply to, any invention which qualifies fully for exclusion from assignment under the provisions of applicable state law, if any.

6. Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean all technical and non-technical information including copyright, Trade Secret (as defined under federal or state law), and proprietary information, in oral, visual, written, electronic, or other tangible or intangible form, including, without limitation, customer data, customer information, information related to the current, future and proposed products and services, financial information, procurement requirements, purchasing information, manufacturing information, business forecasts, sales and merchandising and marketing plans and all other information of the Company. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company’s business.

(b) Nondisclosure and Nonuse Obligations. Consultant shall not use, disclose or disseminate any of the Company’s Confidential Information except as specifically permitted in this Paragraph 6. Consultant may use the Confidential Information of the Company solely to perform its obligations under this Agreement for the benefit of the Company. Consultant will exercise the same degree of care as it takes to protect its own confidential information, but in no event less than reasonable care.

(c) Injunctive Relief. It is understood and agreed that money damages would not be a sufficient remedy for a breach of Consultant’s confidentiality obligations under this Agreement and that the Company shall be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of Consultant’s obligations under this Paragraph 6(c), but will be in addition to all other available legal or equitable remedies.

(d) Exclusions from Nondisclosure and Nonuse Obligations. Consultant’s obligations under this Section 6 with respect to any portion of the Confidential Information of the Company shall not apply to any such portion that Consultant can demonstrate (i) was in the public domain at or subsequent to the time such portion was communicated to Consultant by the Company through no fault of Consultant, or (ii) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by the Company. A disclosure of Confidential Information by Consultant either in response to a valid order by a court or other governmental body, otherwise required by law, or necessary to establish the rights of either party under this Agreement shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure.

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7. Ownership and Return of Company Property. All materials furnished to Consultant by the Company, including Confidential Information, whether delivered to Consultant by the Company or made by Consultant in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of the Company, and Consultant hereby does and will assign to the Company all rights, title and interest Consultant may have or acquire in the Company Property. At the Company’s request and no later than five (5) days after such request, Consultant shall, at the Company’s option, destroy or deliver to the Company (i) all Company Property, (ii) all tangible media of expression in Consultant’s possession or control that incorporate or in which are fixed any Confidential Information of the Company, and (iii) written certification of Consultant’s compliance with Consultant’s obligations under this Agreement.

8. No Violation of Third Party Rights. Consultant shall not communicate any information to the Company in violation of the proprietary rights of third parties.

9. Warranty. Consultant shall perform the Services under this Agreement in a workmanlike and commercially reasonable manner, with a standard of diligence and care normally employed by qualified persons in the performance of comparable work in the same or similar locality. Consultant shall devote sufficient effort and resources to the performance of the Services and shall be responsive to the Company’s reasonable needs and requests in so doing. Consultant warrants that there is no other contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement. Consultant will comply with all applicable specifications, laws, ordinances, rules, regulations, orders, licenses, permits and other contractual or governmental requirements.

10. Miscellaneous.

(a) Successors and Assigns. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees.

(b) Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile or email transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party, or (iv) hand delivery, or, to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 10(b). Any notice given in accordance with the provisions of this Paragraph 10(b) shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand, facsimile or email.

(c) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, without giving effect to its conflicts of law principles. Venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the County of New York of the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

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(e) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

(f) Waiver; Amendment; Modification. No term or provision hereof will be considered waived by the Company, and no breach excused by the Company, unless such waiver or consent is in writing signed by the Company. Any such waiver by the Company of, or consent by the Company to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of duly authorized representatives of the parties in writing.

(g) Survival. The rights and obligations contained in this Agreement, which by their nature require performance following termination, shall survive any termination or expiration of this Agreement.

(h) Construction. The Company and the Consultant have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and the Consultant and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Section references are to sections of this Agreement unless otherwise specified.

(i) Counterparts; Delivery by Email or Facsimile.

(1) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by RCAR and the Consultant and delivered to the other, it being understood that RCAR and the Consultant need not sign the same counterpart. This Agreement may be executed by facsimile or email signature and a facsimile or email signature shall constitute an original for all purposes.

(2) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

“CONSULTANT” Vector Asset Management, Inc.

By:	/s/ Jatinder S. Bhogal
Name:	Jatinder S. Bhogal
Title:	President

“COMPANY”

RENOVACARE, INC.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President

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EXHIBIT A

Consulting Services

1. Executive Positions. Consultant shall cause Jatinder S. Bhogal (the “Executive”) to serve as the Company’s Chief Operating Officer and/or to such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate consistent with the expectations set forth in the Executive Consulting Agreement (including the exhibits thereto) (collectively, the “Executive Positions”). The Executive’s duties and responsibilities will generally consist of:

i.	overseeing the operations of the organization to meet business goals and projections;

ii.	collaborate closely with the Chief Executive Officer and produce reports on company operations;

iii.	empowering the operational team with the leadership and resources they need to successfully complete operations initiatives;

iv.	partnering with the Company’s other executives and consultants to accomplish short and long-term operational goals;

v.	measure and report on operational performance and develop plans to improve relevant key performance indicators;

vi.	develop, in collaboration with the Company’s Chief Executive Officer and Chairman (the “CEO”), the President, and the Chief Financial Officer (the “CFO “), an operating strategy and roadmap that supports the Company’s long term operations strategy;

vii.	assisting the CEO, President and the CFO in developing and overseeing the long term business strategies of the Corporation;

viii.	assisting the CEO and President in establishing the Company’s competitive position within its industry;

ix.	keeping the CEO and President fully informed in a timely and candid manner of the conduct of the day-today operations of the Company towards the achievement of its established goals and of all material deviations from the goals or objectives and policies established by the Board;

x.	with respect to operational matters, ensure communications, resolution of issues and project development;

xi.	be available to brief the President on operational matters for review in advance of meetings of the Board;

xii.	as requested by the Board, attend meetings of the Board and its Committees and present the information necessary or relevant to the Board or such Committee for discharging its duties;

xiii.	fostering a corporate culture that promotes ethical practices, customer focus and service and encourages individual integrity;

xiv.	maintaining a positive and ethical work climate that is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels;

xv.	assessing and manage the principal risks of the Corporation’s business within operations (proposals, projects and staffing) and report the same to the CEO;

xvi.	assist with the identification and due diligence of potential technology acquisitions, partnerships, joint ventures, or other related strategic initiatives;

xvii.	support the identification, development, filing, and prosecution of intellectual property, know-how, and patents;

xviii.	support the Company’s regulatory obligations with the United States Food & Drug Administration as well as foreign medical device and healthcare product regulators;

xix.	introduce the Company to key opinion leaders, technical and business advisors, and other tactical experts who can support furtherance of the Company’s business objectives;

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xx.	ensure that there is an effective succession strategy in place for the CEO position and other key executives of the Company reporting to the CEO;

xxi.	assisting the CEO in evaluating and developing an organizational structure consistent with the business requirements of the company, at any given time;

xxii.	evaluate the performance of senior executives of the Company reporting to the CEO; and

xxiii.	perform other functions related to the office of the COO or as may be requested by the CEO or the Board.

2. Part Time Efforts. While it is acknowledged that the Executive will devote as much of his efforts, professional attention, knowledge, and experience as may be necessary to carry on his duties pursuant to this Executive Consulting Agreement and the fulfillment of his responsibilities in accordance with the Executive Positions, it is acknowledged that his engagement is nevertheless on a “part-time” basis and that he may engage in other business activities, without Board approval, provided the same do not compete with the Company Business or create a conflict of interest with the Executive fulfilling his responsibilities in your Executive Positions. For purposes of the Executive Consulting Agreement, the term “Company Business” means the Company’s business activities and operations as conducted during the term of this Agreement, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company. At the time of entry into this Executive Consulting Agreement ,the Company Business is founded around a technology and process: The technology includes an applicator for spraying cells over an area of intact or damaged skin and the process involves the method of collecting and processing autologous cells for use in the applicator, for use in in repair, restorative and cosmetic uses. The Company Business may change from time to time.

3. Travel. Upon reasonable notice, the Executive shall be available to travel as the reasonable needs of the Company’s business require.

4. Place of Services. The Company anticipates that the Executive will perform his services principally from the Consultant’s offices located in Vancouver, British Columbia, Canada.

5. Code of Ethics. Executive will agree to abide by the Code of Ethics and Business Conduct, a copy of which is attached as Appendix A hereto.

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EXHIBIT B

Compensation

The parties agree that fees for the Services and any subsequently agreed upon Services to be provided shall be paid to Consultant as follows:

1. Cash Compensation. The Consultant will be paid an annual fee of US$120,000 payable in arrears equal monthly installments of $10,000. The monthly installment will be prorated for any period during the term of the Executive Consulting Agreement which is less than a full month.

There will be no cash compensation paid directly to the Executive for or in connection with the Services.

2. Equity Compensation. Mr. Bhogal in the sole discretion of the Board be granted stock options or other equity awards (collectively, “Equity Awards”), pursuant to the Company’s incentive plans, having such terms and conditions as the Board may establish and impose in its sole discretion. Upon termination of this Agreement, Mr. Bhogal shall not be entitled to retain any Company Equity Awards contemplated by this paragraph other than those which have vested in accordance with the terms and conditions set forth in the instruments or agreements governing any such Equity Awards.

3. Travel. The Company shall reimburse the Consultant for reasonable costs associated with the Executive’s travel on behalf of the Company and for such other reasonable expenses incurred by the Executive on behalf of the Company.

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